FREE WRITING PROSPECTUS Dated September 16, 2025	Filed Pursuant to Rule 433 Registration No. 333-283578 Registration No. 333-283578-03

**Pricing Details** $666MM+ WOSAT 2025-A Nearprime Auto ABS

Joint-Bookrunners: Wells Fargo Securities (str), Barclays, and MUFG
Co-Manager: Siebert Williams Shank

CAPITAL STRUCTURE

Class	Size($MM)	WAL*	S/F	E. MTY	L. MTY	BNCH	Spread	Yld%	CPN%	$PX
A-1	130.000	0.20	A-1+/F1+	02/17/2026	10/15/2026	I-CRV	PREPLACED
A-2a	285.520	1.35	AAA/AAA	02/15/2028	05/15/2030	I-CRV	+60	4.178	4.14	99.99739
A-2b	90.000	1.35	AAA/AAA	02/15/2028	05/15/2030	SOFR30A	+60			100.00000
A-3	160.930	2.98	AAA/AAA	05/15/2029	08/15/2031	I-CRV	+64	4.119	4.08	99.98865
B	47.210	3.78	AA/AA	07/15/2029	10/15/2031	I-CRV	NOT OFFERED
C	44.700	3.81	NR/NR	07/15/2029	03/15/2033	I-CRV	NOT OFFERED

*1.5% ABS to 10% Clean-Up Call

TRANSACTION SUMMARY

Size:	$666MM+
Format:	SEC Registered
ERISA:	Yes
Min Denoms:	$1k x $1k
Expected Ratings:	S&P / Fitch
Ticker:	WOSAT 2025-A
First Interest Payment:	10/15/2025
Exp. Settle:	09/24/2025
B&D:	Wells Fargo Securities

MARKETING MATERIALS

Preliminary Prospectus:	Attached
FWP:	Attached
Intex CDI:	Attached
Intexnet Deal Name:	wswosa25a | Password: Y46A
Dealroadshow:	https://dealroadshow.com | Code: WOSAT2025A
Dealroadshow Direct Link:	https://dealroadshow.com/e/WOSAT2025A

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-645-3751 or visiting www.sec.gov.